UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14231 Tandem Blvd, Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	CIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2020, the Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) received an Action by Written Consent of the Harold E. Riley Foundation (the “Foundation”), as the sole Class B shareholder of the Company, whereby the Foundation took action to remove the following directors, representing the remaining Class B directors of the Board after the resignation of Geoffrey M. Kolander: Dr. E. Dean Gage, Dr. Terry S. Maness, Dr. Robert B. Sloan, Jr. and Constance K. Weaver. On August 18, 2020, Dr. Gage, Dr. Maness, Dr. Sloan and Ms. Weaver submitted their resignations as Class B directors from the Board and the Board accepted such resignations.

In order to facilitate the orderly transition of the Foundation as the new control party of the Company and protect the interests of all of the Company’s shareholders, on August 18, 2020, the Board approved an increase in the size of the Board from nine to thirteen directors, such increase in the size of the Board to be in effect until the next Annual Meeting of Shareholders. Following the increase in the size of the Board, the Board appointed the former Class B directors, Dr. Gage, Dr. Maness, Dr. Sloan and Ms. Weaver, to the Board, effective immediately, to serve until the next Annual Meeting of Shareholders. Such appointments were made to fill the four vacancies on the Board resulting from the increase in Board size.

There were no changes to the Company’s committee structures. Dr. Gage will continue to serve on the Executive Committee and Investment Committee of the Board and will serve as Chairman of the Corporate Governance Committee of the Board. Dr. Maness will continue to serve as Chairman of the Audit Committee of the Board. Dr. Sloan will continue to serve on the Executive Committee and Audit Committee of the Board and will serve as Chairman of the Compensation Committee of the Board. Ms. Weaver will continue to serve on the Nominating and Corporate Governance Committee and Investment Committee of the Board. There are no transactions between each of Dr. Gage, Dr. Maness, Dr. Sloan and Ms. Weaver and the Company that would be required to be reported under Section 404(a) of Regulation SK.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2020, in order to facilitate the orderly transition of the Foundation as the new control party of the Company and protect the interests of all of the Company’s shareholders, the Board amended and restated the Company’s Third Amended and Restated Bylaws (the “Fourth Amended and Restated Bylaws”), effective immediately, to, among other things: (i) change the voting standard required for an action of the Board of Directors from a majority standard to a super majority (2/3) standard; and (ii) revise the voting standard for Bylaws alteration, amendment or repeal or the adoption of new Bylaws from a majority standard to a supermajority (2/3) standard, in each case, such changes to be in effect until the next Annual Meeting of Shareholders.

The foregoing description of the provisions of the Fourth Amended and Restated Bylaws is intended to be a summary and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Fourth Amended and Restated Bylaws of the Company

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ James A. Eliasberg
Vice President, Chief Legal Officer and Secretary

Date: August 19, 2020